EXHIBIT 10.35

THIRD AMENDMENT TO LEASE
This Third Amendment to Lease (this “Amendment”) is made effective as of December 23, 2013 (the “Effective Date”) by and between Werner Wolfen, Trustee of the Louis Glasier 1974 Revocable Trust, Michael Dunitz, Nancy Bruch, Dorothy A. Dunitz, and Judy Rosenberg (collectively, “Lessor”) and VCA Antech, Inc., a Delaware corporation formerly known as Veterinary Centers of America, Inc. (“Lessee”).

A.
Lessor and Lessee are parties to that certain Standard Industrial/ Commercial Single- Tenant Lease - Net dated January 1, 1999 (the “Original Lease”), as amended by that certain First Amendment to Standard Industrial/ Commercial Single-Tenant Lease - Net dated March 11, 1999 (the “First Amendment”) and that certain Second Amendment to Lease dated January 16, 2013 (the “Second Amendment,” and together with the First Amendment and the Original Lease, the “Lease”) pursuant to which Lessee leases from Lessor certain premises commonly known as 12401 West Olympic Blvd., Los Angeles, California (the “Premises”) as more particularly described in the Lease. Any capitalized terms used herein not otherwise defined shall have the meanings assigned thereto in the Lease.

B.	The current term of the Lease expires July 31, 2014 (the “Expiration Date”) subject to Lessee's two (2) five-year Options as set forth in Section 53 of the Original Lease.

C.	Lessor and Lessee hereby desire to amend the Lease on the terms and conditions set forth in this Amendment. The Lease, as amended hereby, shall be referred to as the “Lease”.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lessor and Lessee hereby agree as follows:
1.     Amendments to Lease Term and Option Periods.

1.1	The term of the Lease is hereby extended for a period of nine (9) months beginning August 1, 2014 and ending April 30, 2015 (the “Abbreviated Option Period”);

1.2	Except as expressly set forth herein, all terms and conditions in the Lease applicable to Option Periods shall be applicable to the Abbreviated Option Period;

1.3	Lessee shall have the right to convert the Abbreviated Option Period into the first five-year Option Period provided to Lessee under the Lease, subject to the following conditions:

(a)	Lessee must notify Lessor in writing no later than June 30, 2014, of the conversion of the Abbreviated Option Period into the first five-year Option Period;

(b)	The term of the five-year period shall include the Abbreviated Option Period, such that the five-year Option Period shall be deemed to begin August 1, 2014, and end on July 31, 2019.

(c)	Lessee’s right to convert the Abbreviated Option Period into the first five-year Option Period shall be expressly subject to the terms and conditions of Section 39.4 of the Original Lease.

1.4
Regardless of whether or not Lessee elects to convert the Abbreviated Option Period into the first five-year Option Period as set forth in Section 1.3 above, Lessee shall thereafter only have one single remaining five-year Option to extend the term of the Lease following the expiration of the Abbreviated Option Period or the first five-year Option Period, as applicable.

2.     Other Amendments to Lease.

2.1
Notwithstanding anything in the Lease to the contrary, beginning May 1, 2014, monthly Base Rent payable by Lessee under the Lease shall be calculated by multiplying the “Building Area” (as defined in this Section 2.1) by $3.00. Notwithstanding anything in the Lease to the contrary, including without limitation the provisions of Section 50.1 of the Original Lease, the parties agree that the Building Area shall be deemed to be 30,782 square feet for all purposes under the Lease. Lessor and Lessee hereby acknowledge and agree that the monthly Base Rent shall be calculated based upon such measurement, and that such measurement shall not be subject to any remeasurement or recalculation during the term of the Lease including any extensions;

2.2
In the event Lessee exercises its right to convert the Abbreviated Option Period into the first five-year Option Period, then beginning August 1, 2015, and on August 1 of each year during the first five-year Option Period thereafter, Base Rent shall increase by three percent (3%) over the amount of Base Rent payable immediately prior to such adjustment;

2.3	Lessor is not providing any tenant improvement allowance or other landlord contribution in connection with the amendments contemplated hereunder.
3.     Effectiveness of Lease. The Lease, except as amended by this Amendment, remains unmodified and in full force and effect.
4.    Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original, and all of which, together, shall constitute one document.

[Signature Page Follows]

LESSOR:

/s/ Werner Wolfen
Werner Wolfen, Trustee of the Louis
Glasier 1974 Revocable Trust

/s/ Michael Dunitz
Michael Dunitz

/s/ Nancy Bruch
Nancy Bruch

/s/ Dorothy A. Dunitz
Dorothy A. Dunitz

/s/ Judy Rosenberg
Judy Rosenberg
LESSEE:

VCA Antech, Inc.,
a Delaware corporation
By: /s/ Robert L. Antin
Name: Robert L. Antin
Its: CEO & President